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                                                                    EXHIBIT 10.3

                             FOURTH AMENDMENT TO THE

                             COGENTRIX ENERGY, INC.

                      SUPPLEMENTAL RETIREMENT SAVINGS PLAN



                  THIS FOURTH AMENDMENT is made by Cogentrix Energy, Inc. (the "Company") and is effective as of October 16, 2000.


                                   WITNESSETH:


                  WHEREAS, the Company maintains the Cogentrix Energy, Inc. Supplemental Retirement Savings Plan (the "Plan") as originally effective January 1, 1995; and

                  WHEREAS, the Company adopted the First Amendment to the Plan on November 30, 1998 and effective as of January 1, 1995; and

                  WHEREAS, the Company adopted the Second Amendment to the Plan on October 21, 1999 and effective as of December 1, 1999; and

                  WHEREAS, the Company adopted the Third Amendment to the Plan on August 17, 2000 and effective as of August 17, 2000; and

                  WHEREAS, Section 16.1 of the Plan provides for amendment of the Plan with the prior written approval and consent of the Company's Board of Directors; and

                  WHEREAS, the Company desires to amend the Plan to allow the Board of Directors to delegate to the Chief Executive Officer the authority to make future changes to the Plan, provided any material increase in the benefits to be paid to the Participants or the liabilities of the Company under the plan would continue to require approval of the Board of Directors.

                  NOW, THEREFORE, and pursuant to Action of the Board of Directors on October 16, 2000, the Plan is hereby amended effective as of October 16, 2000 as follows:

                  1. Effective as of October 16, 2000, Article 16.1 is amended and restated in its entirety to read as follows:

                  This Plan may be modified, altered, amended or terminated by prior written approval and consent of the Board of Directors. No such amendment or termination shall affect the balance in the Participants'


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                  Accounts as of the date such amendment or termination. The
                  Board of Directors may, in its discretion, delegate to the Chief Executive Officer of the Company the authority to modify, alter or amend (but not the power to terminate) the Plan, provided that any modification, alteration or amendment made by the Chief Executive Officer may not materially increase the benefits that may be paid to Participants or the liabilities of the Company unless such modification, alteration or amendment is presented to and approved by the Board of Directors.

                  In order to maintain the terms of the Plan in a single document, the changes made by this Fourth Amendment may be incorporated into the most recent statement of the Plan.

                  IN WITNESS WHEREOF, the Company has caused this Fourth Amendment to be executed by its duly authorized officers on this 16th of October, 2000.


ATTEST:                                         COGENTRIX ENERGY, INC.



By: /s/Dennis Alexander                            By: /s/Mark Miller
    -------------------                                --------------
Corporate Secretary                                Title: President and COO